                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Mohawk Carpet Corporation.........................................  Delaware
Aladdin Manufacturing Corporation.................................  Delaware
Mohawk Commercial, Inc............................................  Delaware
Mohawk Factoring, Inc.............................................  Delaware
Mohawk Servicing, Inc.............................................  Delaware
World International, Inc..........................................  Barbados
Mohawk Brands USA, Inc............................................  Delaware
Mohawk Brands, Inc................................................  Delaware
Mohawk Resources, Inc.............................................  Delaware